EXHIBIT (j.1)

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sit U.S. Government Securities Fund

Sit Mutual Funds II, Inc.:

We consent to the use of our report dated May 20, 2020 on the financial statements of Sit U.S. Government Securities Fund and Sit Quality Income Fund, Sit Tax-Free Income Fund, and Sit Minnesota Tax-Free Income Fund (each a series of Sit Mutual Funds II, Inc.), incorporated herein by reference and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information.

/s/ KPMG LLP

Minneapolis, Minnesota

July 15, 2020

C-183